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                                                                 Exhibit 10.2

                                FIRST AMENDMENT TO
                           AGREEMENT OF PURCHASE AND SALE


     THIS FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE ("Amendment") is made and entered into as of this 6th day of April, 1998, by and between CLAREMONT HOTEL L.L.C., a Delaware limited liability company, and HARSCH INVESTMENT CORP., an Oregon corporation (Claremont Hotel L.L.C. and Harsch Investment Corp. are hereinafter sometimes collectively referred to as "Seller"), and KSL RECREATION GROUP, INC., a Delaware corporation ("Buyer").

                                      RECITALS

     A. Seller and Buyer have entered into that certain Agreement of Purchase and Sale, dated as of March 5, 1998 (the "Purchase Agreement"), for the purchase and sale of that certain real property in Oakland, California, commonly known as the Claremont Resort & Spa ("Property"), and more particularly described in the Purchase Agreement. Any terms not defined herein shall have the meaning set forth in the Purchase Agreement.

     B. Seller and Buyer now desire to amend the Purchase Agreement pursuant to the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the respective agreements hereinafter set forth, the parties hereto agree as follows:

     1.   AMENDMENT TO PURCHASE AGREEMENT.

          (a)  CONFIDENTIALITY.   Notwithstanding the limitations of
confidentiality imposed by the first sentence of Section 11.2 of the Purchase Agreement, prior to Closing, but after Buyer has indicated its satisfaction with or waived any conditions pursuant to Section 3.1(a) of the Purchase Agreement and after Buyer has elected to proceed with Closing as set forth in
Section 3.2 of the Purchase Agreement (the "Post Inspection Period"), Buyer may use and/or disclose such "confidential information" (as defined in Section 11.2 of the Purchase Agreement) as may be commercially necessary under the circumstances to enable the Buyer to: (A) advertise for positions, interview, background check and drug screen all applicants for consideration of their prospective employment by Buyer at the Property, (B) notify labor unions of the pending purchase by Buyer and/or discuss labor issues with union representatives as deemed appropriate by Buyer, and (C) make such disclosures and inquiries as reasonably necessary to effect the Closing, including discussions with contractors, consultants, club members, hotel guests, vendors, group meeting planners, members of the community, the media, and applications to, and discussions with governmental agencies. After the commencement of the Post-Inspection Period, Seller and Buyer shall issue a common press release and subsequent press releases regarding the proposed transaction, in forms reasonably approved by Seller and Buyer, to members of the news media and trade press.



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          (b)  EXHIBITS AND SCHEDULES.  Seller and Buyer acknowledge and agree that the exhibits and schedules to the Purchase Agreement have been or shall be revised and updated as set forth on the attached LIST OF EXHIBITS AND SCHEDULES. In connection therewith and notwithstanding anything to the contrary contained in the Purchase Agreement, Seller and Buyer hereby agree that:

               (i) EXHIBITS A, A-1, A-2, B, E, F, F-4, and G, and SCHEDULES 2, 5, and 6 of the Purchase Agreement are hereby deleted in their entirety and the respective Exhibits and Schedules attached hereto shall be substituted therefor;

               (ii) EXHIBITS C AND C-1 and SCHEDULE 7 attached hereto are incorporated in and made a part of the Purchase Agreement;

               (iii) SCHEDULE 1 shall be mutually and reasonably determined by Seller and Buyer on or before April 10, 1998;

               (iv) SCHEDULE 4 shall be delivered by Seller to Buyer on or before the Closing.

     2.   MISCELLANEOUS.

          (a) If any provisions of this Amendment conflict with any portion of the Purchase Agreement, the terms of this Amendment shall govern.

          (b) Except as expressly amended and modified herein, the Purchase Agreement is and remains in full force and effect in accordance with its terms. Except as otherwise expressly set forth herein, this Amendment shall not be construed to waive, relinquish, amend or modify any rights or remedies of either Seller or Buyer under the Purchase Agreement.

          (c) This Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or modified except by a written instrument signed by each party hereto.



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          (d)  This Agreement may be executed in two (2) or more
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                    SELLER:             CLAREMONT HOTEL L.L.C.,
                                        a Delaware limited liability company


                                        By:       /s/
                                           ---------------------------------
                                             Thomas E. Eyer
                                        Its: Senior Vice President




                                        HARSCH INVESTMENT CORP.,
                                        an Oregon corporation


                                        By:       /s/
                                           ---------------------------------
                                             Harold J. Schnitzer
                                        Its: President



                    BUYER:              KSL RECREATION GROUP, INC.,
                                        a Delaware corporation


                                        By:       /s/
                                           ---------------------------------
                                             John K Saer, Jr.
                                        Its: Vice President and
                                             Chief Financial Officer